GILBERT & COMPANY

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in this Form S-8 resigtration statement of our report dated May 7, 1998, to the financial statements of Prime Corporation, Inc., and to reference to our firm under the caption "experts" in the prospectus.





/s/ Gilbert & Company

San Francisco, California
May 18, 1998